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                                                                  EXHIBIT 99.1

1. IN THE PAST, YOU HAVE TOLD US THAT THE ADJUSTED RETURN ON CAPITAL WAS 10.8%
(2003) AND 12.2% (2004). WHY NOT TELL US WHAT THIS FIGURE WAS FOR THE FIRST QUARTER OF EACH OF 2005 AND 2004, AS THIS IS A NON-GAAP MEASURE? I THINK THIS WOULD HELP INVESTORS IF THEY HAD THIS INFORMATION.

We have decided to release our financial results after we have received the SEC's thoughts on our loan accounting methodology. If the SEC agrees with our current accounting, we will shortly thereafter release our financial results including the non-GAAP measures you reference in your question. If instead, the SEC decides we should change our accounting, and we determine the implementation of the change will result in a significant additional delay in reporting our results, we will release un-audited GAAP and non-GAAP financial results in the interim.

2. THE RELEASE STATES THAT THE DECLINE IN LOANS PER DEALER-PARTNER IS PRIMARILY THE RESULT OF A MORE DIFFICULT COMPETITIVE ENVIRONMENT. WHAT DOES THE COMPANY MEAN BY A DIFFICULT COMPETITIVE ENVIRONMENT? DOES THAT MEAN THERE ARE COMPETITORS DOING BUSINESS WITH EXISTING CAC DEALERS AT LOWER PRICES, OR ARE THERE COMPETITORS WHO ARE TAKING BUSINESS FROM THE COMPANY AT TERMS THAT WOULD OTHERWISE BE ATTRACTIVE TO CAC, BUT CAC, FOR ONE REASON OR ANOTHER, DID NOT WIN THE BUSINESS? IF WE ARE NOT WINNING BUSINESS, AND IT IS NOT JUST PRICE, WHY ARE WE NOT WINNING? HOW CAN MANAGEMENT BE SO SURE THAT COMPETITION IS THE CULPRIT? HOW CAN WE AS INVESTORS SEE THE IMPACT OF COMPETITION?

As we said in the release we believe our loans per dealer-partner were lower as a result of a more competitive environment. We assess the competitive environment by reviewing competitor loan volumes, analyzing competitor program offerings including pricing and terms, and by talking to our dealer-partners. All of these sources support the conclusion that competition has increased.

We believe the most common reason we lose business to competitors is price. In other words they are willing to purchase the loan from the dealer at a higher price than we are. In some cases, we believe our competitors are operating at profitability levels that are unsustainable.

The competition is from both relatively new companies, and companies that are well established. The history of our industry shows a very high failure rate. However, companies in our industry have historically been able to write unprofitable business for an extended period of time before running out of capital. We are hopeful that the providers of capital to our competitors are more diligent this time. It should be very apparent from the history of our industry that a new market participant, growing rapidly in a more competitive market environment is probably operating with flawed assumptions.

The Company recommends that investors talk to our dealer-partners and make their own assessment of the competitive environment and our place in it.

3. WHAT IS BEHIND THE 30+% GROWTH IN NEW-DEALERS? IS THERE ANY THINKING ON THE COMPANY'S PART THAT THE CURRENT GROUP OF DEALERS NEEDS TO BE UPGRADED?

The 30% growth in dealer-partners is the result of a continuation of trends established in 2004. We have had success in attracting new dealer-partners to our program and have further accelerated the growth in dealer-partners by increasing the number of sales personnel ("MAM's"). In addition, attrition levels have improved modestly. These factors have caused our active dealer-partner count to grow. We are not trying to "upgrade" our dealer-partners, just looking to expand the number.
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4. HOW DOES THE COMPANY THINK ABOUT ITS COMPETITIVE ADVANTAGE? THE COMPANY HAS
SURVIVED THROUGH DIFFICULT ECONOMIC CYCLES, IRRATIONAL COMPETITORS, ETC. TODAY, ONE CAN ARGUE (AND I CERTAINLY WOULD AS A SHAREHOLDER) THAT THE COMPANY HAS NEVER BEEN IN A BETTER POSITION, BE IT RELATIONSHIPS WITH DEALERS, MANAGEMENT IN PLACE AT THE COMPANY, AVAILABILITY OF CAPITAL, ETC. WITH ALL THAT IS GOING WELL, HERE WE HAVE A QUARTER WHERE LOAN GROWTH GETS CUT IN HALF (GROWTH RATE PERCENTAGE), AND OUR EXISTING DEALER-PARTNERS ALL OF A SUDDEN DO 18% LESS BUSINESS WITH US ON A QUARTER OVER QUARTER BUSINESS.

WHAT DOES MANAGEMENT THINK ABOUT THE COMPANY'S COMPETITIVE ADVANTAGE? WHAT ARE THE THINGS, OTHER THAN PRICING, THAT WE AS A COMPANY CAN DO TO ISOLATE US, TO THE GREATEST EXTENT POSSIBLE, FROM IRRATIONAL COMPETITORS, COMPETITORS THAT COMPETE SOLELY ON PRICE, AND THE GENERAL WHIMS OF THE MARKET?

Thank you for your thoughtful question. This question, in our opinion, is all-important. If you assume present management has at least average intelligence, we will find a way to produce adequate financial results if we truly have a competitive advantage. If we don't have a competitive advantage, we will be unsuccessful regardless of what else we do.

We believe we have made considerable progress in this area. In the mid 1990's, we had an unsustainable business model with very little spread between the advance rate and collection rate. We faced irrational price competition and responded with irrational pricing of our own. We survived primarily because we were less extreme than our competitors, we had considerable capital, and we were much better than others at collecting a sub-prime loan portfolio. In 1997 and early 1998, the competition mostly went bankrupt. From 1998-2000, we improved the profitability of the loans we originated but experienced difficulty in increasing loan volumes. The major obstacle was finding a middle ground where we could produce a reasonable return and, at the same time, offer our dealer-partners an attractive opportunity. In addition, many of the dealer-partners we enrolled were not prepared for the effort involved in successfully serving this market. Some wrote decent volume but had poor loan quality; others couldn't generate volume at all. A few were able to do both. We learned from these dealer-partners and gradually built the processes and systems that allowed us to replicate their success with other dealer-partners. The big step occurred in 2001 when we installed our internet origination system, which simplified our program, improved average dealer-partner volumes, reduced origination costs and allowed us to improve our return on capital even further. We recently received a patent on this system.

Access to capital was the next hurdle, which hurt our loan volume in 2002. We largely solved this issue in 2003. In both 2003 and 2004 we experienced strong unit volume growth (20% +) and continued improvement in our returns on capital. Today we would describe our competitive advantages as follows:

     o The ability to offer guaranteed credit approval while maintaining an appropriate return on capital. This ability is based on processes, data and knowledge that we believe are unique and have taken us years to develop.

     o The ability to help dealer-partners successfully serve this market. Although we make loans, we are more than just a finance company. We help dealers originate profitable loans through solutions that focus on training, lead generation, risk assessment, and inventory.

     o A strong management team. We believe our business requires unique experience and knowledge that can only be gained over a long period of time.

     o A high-quality field sales force that is respected and valued by our dealer-partners.

     o    Our patented internet origination system.

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Does all of this add up to a sustainable competitive advantage? This question is difficult to answer as our progress has occurred during a period generally free of tough competition. This situation is changing and shareholders need to assess for themselves whether our model will hold up in a more difficult environment.

In the mean time we are continuing to make progress. Our biggest opportunities lie in bringing additional solutions to our dealer-partners to make our program easier and more profitable. We are piloting several new programs including a "no dealer-holdback" program where we purchase the loan from the dealer-partner outright. We are also working on a number of initiatives designed to improve our training, lead-generation, risk assessment and inventory solutions.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumptions," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

     o the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,
     o  the potential delisting of the Company's common stock,
     o  the Company's potential restating of prior years financial statements,
     o increased competition from traditional financing sources and from non-traditional lenders, the unavailability of funding at competitive rates of interest,
     o the Company's potential inability to continue to obtain third party financing on favorable terms,
     o the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,
     o  adverse changes in applicable laws and regulations,
     o  adverse changes in economic conditions,
     o adverse changes in the automobile or finance industries or in the non-prime consumer finance market,
     o the Company's potential inability to maintain or increase the volume of automobile loans,
     o  an increase in the amount or severity of litigation against the Company,
     o the loss of key management personnel or the inability to hire qualified personnel,
     o  the effect of terrorist attacks and potential attacks, and
     o various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.